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                                  EXHIBIT 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference of our report dated August 14, 2002, with respect to the consolidated financial statements and schedule of Matrix Service Company included in this Form 10-K for the year ended May 31, 2002, in the following registration statements.

Matrix Service Company 1990 Incentive Stock     Form S-8     File No. 33-36081
Option Plan

Matrix Service Company 1991 Stock Option        Form S-8     File No. 333-56945
Plan, as amended

Matrix Service Company 1995 Nonemployee         Form S-8     File No. 333-2771
Directors' Stock Option Plan

                                        ERNST & YOUNG LLP

                                        /S/ Ernst & Young LLP

Tulsa, Oklahoma
August 14, 2002